Exhibit 99.1

Investor Relations Contact:

Elias Nader, Chief Financial Officer

Sigma Designs, Inc.

Tel: (408) 957-9847

IR@sigmadesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS SECOND QUARTER

2015 FINANCIAL RESULTS

MILPITAS, CA, September 10, 2014 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leader in intelligent media platforms, today reported financial results and business highlights for its second fiscal quarter of fiscal year 2015 ended August 2, 2014.

Financial Results

Net revenues for the second quarter of fiscal 2015 were $42.8 million, up $5.9 million, or 16.1%, from $36.9 million reported in the previous quarter and down $11.0 million, or 20.4%, from $53.8 million reported for the same period last year.

GAAP net loss for the second quarter of fiscal 2015 was $7.6 million, or $0.22 per share. This compares to GAAP net loss of $9.9 million, or $0.29 per share, for the previous quarter and GAAP net loss of $4.8 million, or $0.14 per share, for the same period last year.

Non-GAAP net loss for the second quarter of fiscal 2015 was $2.0 million, or $0.06 per diluted share. This compares to non-GAAP net loss of $5.0 million, or $0.14 per diluted share, for the previous quarter and non-GAAP net income of $2.0 million, or $0.06 per diluted share, during the same period last year.

The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Management Comment

“We exceeded second quarter guidance on revenues, gross margins and operating expenses. We entered this second quarter with the goal of positioning ourselves for future growth and furthering the potential design wins in our pipeline. We feel strongly that the new products we launched over the past six months have put us in a position to secure increasing customer deployments and grow our top-line in the quarters ahead,” said Thinh Tran, President and CEO of Sigma Designs.

Recent Highlights

●	We entered production with our latest UXL product series, a complete SoC that provides a cost-effective basis for value-oriented SmartTVs that benefit from our industry leading picture quality.

●

We began volume shipments this quarter of our SX6 SoC and our FRCX frame-rate conversion processor, which allow our customers to launch new 4K TVs with improved video quality along with BOM cost reductions.

●

We announced and began sampling our SMP8758, the latest in a series of chipsets that feature an ARM CPU, HEVC decoding, and 3D graphics, supported by HTML-5 software stacks under Linux and Android operating systems.

●	We jointly announced, along with Wyplay, a turnkey reference design that features the open-source Frog middleware running on top of our SMP8756 set-top box SoC.

●	We announced collaboration with Digisoft.tv and Novabase on a solution designed to enable secure delivery of digital video content to viewers in South Africa.

●	We launched a new feature-rich SDK for the Z-Wave 500 Series chips and modules to further enhance their ease of development.

●	We announced the addition of Edge Electronics as an authorized distributor of Z-Wave development kits and components, expanding our distribution channels.

●

We entered volume production for the Z-Wave® Serial Interface Module and also ramped into full volume shipments of our Z-Wave 500 series transceiver. We are making the world’s first demonstration at this week’s IBC conference of G.hn technology coexisting side-by-side with legacy HomePlug on the same powerline wiring, which is designed to enable seamless migration from HomePlug to the growing G.hn ecosystem.

Investor Conference Call

The conference call relating to Sigma’s second quarter fiscal year 2015 financial results will take place following this announcement at 5:00 PM ET today, September 10, 2014. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR. The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income (loss), which excludes amortization of acquired intangibles, stock-based compensation, the mark-up on purchased inventory sold during the period, facility exit legal expenses, settlement expenses, net impairment of privately-held investments, restructuring charges, impairment of purchased IP, mask sets, design tools used in production and other assets and the gain on the sale of an R&D development project to a third party that Sigma recognized in accordance with GAAP. The tax amounts included in Sigma’s non-GAAP results approximate its operating cash tax expense, similar to the liability reported on Sigma’s tax returns. In the GAAP to non-GAAP reconciliation at the end of this press release, we have disclosed the impact of these income tax adjustments in our calculation of our non-GAAP financial results. Sigma believes that its non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities. Sigma’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including that our new products we launched over the past six months have put us in a position to secure increasing customer deployments and grow our top-line in the quarters ahead. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures and audit, the financial results for the second fiscal quarter of fiscal 2015 are different than the results set forth in this press release, our ability to recognize revenue from design wins, general economic conditions, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of the set-top box, home networking, digital TV, and home control markets in general, the ramp in demand from our set-top box, television and telecommunication customers, our ability to deploy and achieve market acceptance for our products,  and the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, and other risks detailed from time to time in our SEC reports, including our report on Form 10-Q as filed with the SEC on June 12, 2014.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a leader in intelligent media platforms.  The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, connected televisions, connected media players, residential gateways, home control systems and more.  For more information about Sigma Designs, please visit www.sigmadesigns.com.

SIGMA DESIGNS, INC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	August 2,	February 1,
	2014	2014
Assets

Current Assets:
Cash and cash equivalents	$69,848	$64,326
Short-term marketable securities	5,828	7,791
Restricted cash	1,540	1,775
Accounts receivable, net	24,792	27,647
Inventory	20,305	20,403
Deferred tax assets	4,194	4,144
Prepaid expenses and other current assets	6,700	8,069
Total current assets	133,207	134,155

Long-term marketable securities	6,346	15,505
Software, equipment and leasehold improvements, net	22,283	27,089
Intangible assets, net	26,067	29,780
Deferred tax assets, net of current portion	292	439
Long-term investments and notes receivable, net of current portion	3,271	3,873
Other non-current assets	4,852	4,934

Total assets	$196,318	$215,775

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$16,313	$16,184
Accrued compensation and related benefits	6,236	6,288
Accrued liabilities	13,660	19,813
Total current liabilities	36,209	42,285

Other long-term liabilities	14,076	15,099
Total liabilities	50,285	57,384

Shareholders’ equity	146,033	158,391

Total liabilities and shareholders' equity	$196,318	$215,775

SIGMA DESIGNS, INC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended			Six months ended
	August 2, 2014	May 3, 2014	August 3, 2013	August 2, 2014	August 3, 2013

Net revenue	$42,810	$36,873	$53,762	$79,683	$106,302
Cost of revenue	20,921	16,648	25,696	37,569	51,290
Gross profit	21,889	20,225	28,066	42,114	55,012
Gross margin percent	51.1%	54.9%	52.2%	52.9%	51.8%

Operating expenses:
Research and development	16,452	17,103	18,769	33,555	38,973
Sales and marketing	5,475	5,450	5,527	10,925	11,209
General and administrative	4,555	5,031	4,937	9,586	9,699
Restructuring charges	46	974	680	1,020	890
Impairment of IP, mask sets and design tools	1,156	110	-	1,266	188
Total operating expenses	27,684	28,668	29,913	56,352	60,959

Loss from operations	(5,795)	(8,443)	(1,847)	(14,238)	(5,947)
Gain on sale of development project	-	-	-	-	1,079
Interest and other income, net	372	(52)	121	320	812

Loss before income taxes	(5,423)	(8,495)	(1,726)	(13,918)	(4,056)
Provision for income taxes	2,197	1,419	3,065	3,616	5,268

Net loss	$(7,620)	$(9,914)	$(4,791)	$(17,534)	$(9,324)

Net loss per share:
Basic	$(0.22)	$(0.29)	$(0.14)	$(0.51)	$(0.27)
Diluted	$(0.22)	$(0.29)	$(0.14)	$(0.51)	$(0.27)

Shares used in computing net loss per share:
Basic	34,622	34,367	34,259	34,459	34,008
Diluted	34,622	34,367	34,259	34,459	34,008

SIGMA DESIGNS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(Unaudited)
(In thousands, except per share data)

	Three months ended			Six months ended
	August 2,	May 3,	August 3,	August 2,	August 3,
	2014	2014	2013	2014	2013
GAAP net loss	$(7,620)	$(9,914)	$(4,791)	$(17,534)	$(9,324)

Items reconciling GAAP net loss to non-GAAP net income (loss):

Stock-based compensation expenses	1,385	1,488	1,686	2,873	3,719

Amortization of acquired intangibles	1,408	1,441	1,783	2,849	3,598

Restructuring and impairment charges	1,202	1,135	680	2,337	1,111

Mark-up on inventory acquired in business combinations sold during the period	-	-	176	-	436

Realized gain on sale of development project	-	-	-	-	(1,079)

Facility exit legal expenses	34	190	288	224	288

Settlement expenses	-	107	-	107	-

Impairment of privately held investments	601	-	-	601	-

Income tax adjustments	952	582	2,222	1,534	3,565

Total GAAP to Non-GAAP adjustments	5,582	4,943	6,835	10,525	11,638

Non-GAAP net income (loss)	$(2,038)	$(4,971)	$2,044	$(7,009)	$2,314

Diluted net income (loss) per share	$(0.06)	$(0.14)	$0.06	$(0.20)	$0.07

Shares used in calculating diluted net income (loss) per share:	34,622	34,367	34,259	34,459	34,008